Exhibit 99.1

Agrify Corporation Reports Fourth Quarter and Full Year 2024 Results

TROY, Mich., March 21, 2025 (GLOBE NEWSWIRE) -- Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), a leading provider of branded innovative solutions for the cannabis and hemp industries, today announced financial results for the quarter and the fiscal year ended December 31, 2024.

Fourth Quarter 2024 Financial Results Summary

●	Revenue of $2.3 million for the fourth quarter of 2024.

●	Loss on disposal of Cultivation business recorded in the fourth quarter of $11.9 million.

●	Cash balance of $31.2 million at year end.

●	As of March 19, 2025, Agrify has approximately 2.0 million shares and 7.6 million warrants outstanding.

Fiscal Year 2024 Financial Results Summary

●	Revenue was $9.7 million for the fiscal year 2024 compared to $15.1 million for fiscal 2023.

●	Operating loss from continuing operations of $10.2 million for the fiscal year 2024 compared to $13.0 million for fiscal 2023.

●	Loss from discontinued operations, net of income tax for the fiscal year 2024 was $13.4, which includes a loss on the disposal of $11.9 million and a loss from discontinued operations of $1.5 million.

Recent Developments

●	On November 5, 2024, the Company secured new convertible note financing of up to $20 million with an initial draw of $10 million from Green Thumb Industries Inc. and Ben Kovler was appointed Chairman and Interim CEO.

●	On November 20, 2024, the Company raised gross proceeds of approximately $25.9 million in a private placement with institutional investors and other accredited investors, allowing Agrify to invest in future growth opportunities.

●	On December 12, 2024, the Company closed an Asset Purchase Agreement (the “Purchase Agreement”) for the acquisition of substantially all the assets of Double or Nothing LLC and its Señorita brand of beverages containing hemp-derived THC (HD9).

●	On December 31, 2024, the Company entered into and closed an Asset Purchase Agreement with CP Acquisitions, LLC, an entity affiliated with Raymond Chang, the Company’s former Chairman and Chief Executive Officer, for the sale of Agrify’s legacy Cultivation business.

●	On January 10, 2025, the Company announced a partnership with Chicago music venue, The Salt Shed, making Señorita the exclusive partner for hemp-derived THC (HD9) beverages at venue bars.

●	On January 31, 2025, the Board increased its size from six to seven members, appointed Peter Shapiro and Sanjay Tolia as members of the Board, and announced Richard Drexler’s resignation from the Board.

“The Agrify team has been busy over the last quarter, streamlining the business and securing our position for future growth,” said Chairman and Interim CEO Ben Kovler. “We are excited about what lies ahead for THC in America and Agrify’s position to take advantage of that to create value for our shareholders. With a strong balance sheet and a clear vision, Agrify is poised to bring the award-winning THC Margarita, Señorita, to the tens of millions of Americans that previously had limited access to THC. In addition, we are continuing to explore various alternatives for our legacy extraction business.”

In addition, the Company named Brad Asher Chief Financial Officer, effective March 24, 2025. Asher is an accomplished finance and accounting professional with unique cross-sector experience spanning financial institutions and tech start-ups. Most recently he served as Chief Financial Officer at AYR Wellness, a multi-state cannabis operator.

“We are excited to welcome Brad to the Agrify team at this critical inflection point in the business,” said Agrify Chairman and Interim CEO Ben Kovler. “Now is the time to continue building the team to ensure our growth trajectory. Brad’s disciplined financial acumen and keen eye for anticipating market trends will be pivotal for our success as we forge ahead in the THC beverage space.”

About Agrify (Nasdaq: AGFY)

Agrify Corporation (“Agrify” or the “Company”) is a developer of branded innovative solutions for the cannabis and hemp industries. Its Señorita brand offers consumers hemp-derived THC beverages that mirror popular, agave-based cocktails in three flavors: Lime Jalapeño Margarita, Mango Margarita, and Paloma. Known for its clean, fresh flavors and commitment to high-quality, natural ingredients, Señorita offers a low-sugar, low-calorie alternative to alcoholic beverages and is available at top retailers including Total Wine, ABC Fine Wine & Spirits, and Binny’s in nine U.S. states and Canada, with plans for expansion and future availability in premier on-premises destinations. Products are also available for direct-to-consumer purchase where permissible under state law at www.senoritadrinks.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding future financial results, alternatives for the extraction business, potential growth opportunities and plans for expansion, and potential trends in the hemp-derived beverage market. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2023 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Contact

Agrify Investor Relations
IR@agrify.com

Agrify Corporation

Highlights from Unaudited Condensed Consolidated Statements of Operations

For the Twelve Months Ended December 31, 2024 and 2023

(Amounts Expressed in Thousands of United States Dollars, Except for Share Amounts)

	Twelve Months Ended
	December 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)
Revenues	$9,680	$15,142
Cost of Goods Sold	(9,015)	(11,124)
Gross Profit	665	4,018
Expenses:
Selling, General and Administrative	10,880	17,042
Total Expenses	10,880	17,042
Loss From Operations	(10,215)	(13,024)
Other Income (Expense):
Other Income (Expense), net	(17,883)	1,742
Interest Expense, net	(256)	(2,145)
Total Other Income (Expense)	(18,139)	(403)
Loss Before Provision for Income Taxes And Non-Controlling Interest	(28,354)	(13,427)
Provision For (Benefit From) Income Taxes	(2)	2
Loss from Continuing Operations, Net of Taxes	(28,352)	(13,429)
Loss from Discontinued Operations, Net of Income Taxes	(13,394)	(5,221)
Net Income Attributable To Non-Controlling Interest	—	1
Net Loss Attributable To Agrify Corporation	$(41,746)	$(18,649)
Net Loss per share - basic and diluted
Continuing Operations	$(27.79)	$(135.11)
Discontinued Operations	(13.13)	(52.53)
Net Loss per share - Attributable to Common Shareholders - basic and diluted	$(40.92)	$(187.64)
Weighted average number of shares outstanding - basic and diluted(1)	1,020,185	99.391

(1)	Periods presented have been adjusted to retroactively reflect the 1-for-20 reverse stock split on July 5, 2023, and for the 1-for-15 reverse stock split on October 8, 2024. Additional information regarding reverse stock splits may be found in Note 1 – Overview, Basis of Presentation, and Significant Accounting Policies, included elsewhere in the notes to the consolidated financial statements.

Agrify Corporation

Highlights from Unaudited Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

December 31 2024 (Unaudited)
Cash and Cash Equivalents	$31,170
Inventory, Net	1,579
Other Current Assets	1,945
Goodwill	9,713
Intangible Assets	8,900
Other Long-term Assets	715
Total Assets	$54,022

Accounts Payable and Accrued Expenses	$11,371
Related Party Debt, Current	10,000
Other Current Liabilities	3,308
Total Long-Term Liabilities	1,254
Total Equity	28,089
Total Liabilities and Equity	$54,022

Agrify Corporation

Highlights from the Condensed Consolidated Statement of Cash Flows

For the Twelve Months Ended December 31, 2024 and 2023

(Amounts Expressed in Thousands of United States Dollars)

	Twelve Months Ended
	December 31, 2024	December 31, 2023
	(Unaudited)	(Unaudited)
Cash Flows (Used In) Provided By
Operating Activities	$(11,583)	$(30,975)
Investing Activities	(54)	25,179
Financing Activities	42,373	(4,227)
Net Increase (Decrease) in Cash and Cash Equivalents	$30,736	$(10,023)

5